UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2005

FIRST DEFIANCE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	0-26850 (Commission File No.)	34-1803915 (IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets.

                   First Defiance Financial Corp., an Ohio corporation, (“First Defiance”), completed the acquisition of The Genoa Savings and Loan Company (“Genoa Savings”), on April 8, 2005 pursuant to the terms and conditions of the Agreement and Plan of Merger dated October 13, 2004 (the “Agreement”), by and among First Defiance, First Federal Bank of the Midwest, a federal savings bank (“First Federal”), First Defiance Interim Bank, a newly-formed subsidiary of First Defiance and Genoa Savings was completed through a two-step process. First, First Defiance Interim Bank merged with and into Genoa Savings, immediately followed by the merger of Genoa Savings with and into First Federal. As a result of these mergers, First Defiance acquired all of the equipment and other physical property of Genoa Savings, all of which was used in Genoa Savings’ banking business. First Defiance intends to use the assets acquired in the manner utilized by Genoa Savings prior to the acquisition. The following is a summary of some of the material terms and conditions of the Agreement.

                   In accordance with the terms and subject to the conditions of the Agreement, First Defiance acquired each of the 359,647 issued and outstanding shares of Genoa Savings for $30.22 in cash per share. The value of unexercised stock options were paid out separately to the option holders. The total value of the transaction including the value of the unexercised stock options was approximately $11.0 million. First Defiance is using existing cash to fund the purchase price.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements of the business acquired are not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report is filed with the Securities and Exchange Commission (the “SEC”).

(b)	Pro forma financial information.

The pro forma financial information is not being filed with this Report. Such financial statements, if required, will be filed within 60 days after the date this Report is filed with the SEC.

(c)	Exhibits.

Exhibit Number	Description

2 99	Agreement and Plan of Merger, dated
October 13, 2004, by and among First
Defiance, a to-be-formed subsidiary of
First Defiance and First Federal Bank,
and The Genoa Savings and Loan
Company.

Press Release of First Defiance dated
	April 8, 2005	Incorporated by reference to the Form 8-K Registration Statement filed by First Defiance with the SEC on October 15, 2004, Exhibit 2.1. Included herewith.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP. By: /s/ John C. Wahl ———————————————————— John C. Wahl Executive Vice President/Chief Financial Officer

Date: April 11, 2005